UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):

September 30, 2005

EXCO RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Texas	0-9204	74-1492779
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

12377 Merit Drive
Suite 1700, LB 82
Dallas, Texas		75251
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (214) 368-2084

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Fourth Amendment to Credit Agreement

On September 30, 2005, EXCO Resources, Inc., a Texas corporation (EXCO), and various subsidiaries of EXCO (collectively, Borrowers) entered into the Fourth Amendment (Fourth Amendment) to the Third Amended and Restated Credit Agreement (Credit Agreement) with JPMorgan Chase Bank, N.A., and various other lenders (collectively, Lenders).

The Fourth Amendment generally revises certain terms and definitions in light of the equity buyout of EXCO’s parent, EXCO Holdings Inc. and accommodates various actions to be taken following the equity buyout, including the merger of EXCO Holdings II, Inc. into EXCO Holdings Inc., the required offer to purchase EXCO’s 7¼% senior notes tendered by holders and the proposed offering of EXCO common stock. Pursuant to the terms of the Fourth Amendment, the Credit Agreement was amended to, among other things (i) permit the acquisition of EXCO Holdings Inc. (Holdings) by EXCO Holdings II, Inc. (Holdings II), (ii) adjust the restriction on sales of assets by the Borrowers and the Subsidiary Guarantors (as defined in the Credit Agreement) and the application of the proceeds from such sales of assets (iii) permit the redemption of EXCO’s 7¼% senior notes pursuant to the terms of EXCO’s indenture , (iv) provide that prior to an initial public offering (as defined in the Fourth Amendment), advances made by the lenders under the Credit Agreement shall not exceed $10.0 million, (v) provide there shall be no regularly scheduled redetermination of the borrowing base prior to the IPO Date (as defined), (vi) revise certain definitions, including the definition of “Change of Control” to recognize the post-equity buyout control group at Holdings, and (vii) require a new liquidity maintenance covenant prior to the IPO Date of at least $210.0 million less cash paid upon the mandatory repurchase of EXCO’s 7¼% senior notes from tendering holders.

The foregoing summary of the Fourth Amendment is qualified in its entirety by reference to the full text of the Fourth Amendment, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

2005 Long-Term Incentive Plan

On October 5, 2005, the Board of Directors of Holdings ratified and assumed the 2005 Long-Term Incentive Plan (Plan) and the related forms of stock option and restricted stock agreements (Plan Agreements), which were originally adopted by the Board of Directors of Holdings II prior to the merger of Holdings II with and into Holdings.  Since EXCO is a wholly-owned subsidiary of Holdings, the Plan, the Plan Agreements and the underlying Holdings securities are used by the Board of Directors of Holdings to provide incentives to EXCO’s directors, officers and employees.  The Plan sets aside 10,000,000 shares of Holdings common stock for issuance to employees, directors, officers, and consultants of Holdings and its subsidiaries through various forms of awards, including incentive stock options, non-qualified options, stock appreciation rights and restricted shares. The Plan has a term of ten years. At the same meeting, the Holdings Board of Directors granted options to purchase 4,976,400 shares of Holdings common stock to directors and key employees of Holdings and its subsidiaries (including Resources and its subsidiaries).  The options generally provide for a strike price $7.50 per share and a term of ten years. The option grants provides that the options vest in increments of 25%, with 25% of the options awarded vesting upon grant and the balance on each of the first, second and third anniversary of the date of grant.

The Plan and the Plan Agreements are filed as Exhibits 10.2, 10.3, 10.4 and 10.5 hereto and incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Executive Officers; Election of Directors; Appointment of Principal Officers.

On October 5, 2005, T.W. Eubank, J. Douglas Ramsey, Ph.D. and Richard E. Miller resigned from EXCO’s Board of Directors (Board).  The remaining members of the Board filled the vacancies created by these resignations by appointing Boone Pickens, Earl E. Ellis and Jeffrey D. Benjamin to the Board.  In addition, the Board, pursuant to the authority granted by EXCO’s Bylaws, increased the size of the Board from 6 to 7 members and filled the vacancy created by the increase in the number of directors by appointing Robert L. Stillwell to the Board.  Each of the new directors are also directors of Holdings. In addition, each of these directors acquired, directly or indirectly, shares of Holdings in connection with the equity buyout transaction completed on October 3, 2005.

As a result of the resignations of Vincent J. Cebula and Jeffrey Serota from the Board and the Audit Committee, the Board appointed Messrs. Benjamin, Ellis and Stillwell to its Audit Committee.  Mr. Benjamin was appointed as the Audit Committee chairman and also designated as the Audit Committee financial expert.

The Board also established a Compensation Committee and a Nominating and a Corporate Governance Committee.  The Board appointed Messrs. Niehaus, as chairman, Benjamin and Ellis to the Compensation Committee.  The Board appointed Messrs. Stillwell, as chairman, Niehaus and Benjamin to the Nominating and a Corporate Governance Committee.

On October 5, 2005, the Board accepted the resignations of (i) T.W. Eubank in his capacities as president and treasurer of EXCO, (ii) Richard E. Miller in his capacities as vice president, general counsel and secretary of EXCO, (iii) J. David Choisser in his capacity as chief accounting officer of EXCO and (iv) Charles R. Evans in his capacity as chief operating officer of EXCO.

On the same date, the Board appointed Stephen F. Smith, 64, a member of EXCO’s Board, as its vice chairman, president and secretary.  The Board also appointed J. Douglas Ramsey, 45, EXCO’s vice president and chief financial officer, to the additional positions of chief accounting officer and treasurer.  Please see EXCO’s Form 10-K for the year ended December 31, 2004, filed with the SEC on March 31, 2005 for additional biographical information relating to Messrs. Smith and Ramsey.

On the same date, the Board also appointed Harold L. Hickey, 49, as its vice president and chief operating officer.  Prior to being appointed in these capacities and beginning in January 2004, Mr. Hickey served as president of one of our wholly-owned subsidiaries, North Coast Energy, Inc.  Mr. Hickey was our production and asset manager from February 2001 to January 2004.  Prior to joining EXCO, Mr. Hickey served in various capacities with various affiliates of Mobil Oil Corporation.

Item 9.01 Financial Statements and Exhibits.

(d)           Exhibits.

Number	Description

10.1

Fourth Amendment to the Third Amended and Restated Credit Agreement, dated as of September 30, 2005, by and among EXCO Resources, Inc., EXCO Operating, LP, North Coast Energy, Inc., North Coast Energy Eastern, Inc., JPMorgan Chase Bank, N.A. and each of the other financial institutions which are parties thereto.

10.2	EXCO Holdings Inc. 2005 Long-Term Incentive Plan.*

10.3	Form of Incentive Stock Option Agreement.*

10.4	Form of Nonqualified Stock Option Agreement.*

10-5	Form of Restricted Stock Award Agreement.*

* These exhibits are management contracts.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXCO RESOURCES, INC.

Dated:	October 7, 2005	By:	/s/ J. DOUGLAS RAMSEY
		Name:	J. Douglas Ramsey, Ph.D.
		Title:	Vice President and Chief Financial Officer

EXHIBIT INDEX

Number	Description

10.1

Fourth Amendment to the Third Amended and Restated Credit Agreement, dated as of September 30, 2005, by and among EXCO Resources, Inc., EXCO Operating, LP, North Coast Energy, Inc., North Coast Energy Eastern, Inc., JPMorgan Chase Bank, N.A. and each of the other financial institutions which are parties thereto.

10.2	EXCO Holdings Inc. 2005 Long-Term Incentive Plan.*

10.3	Form of Incentive Stock Option Agreement.*

10.4	Form of Nonqualified Stock Option Agreement.*

10-5	Form of Restricted Stock Award Agreement.*

* These exhibits are management contracts.